UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2007

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive offices)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 5, 2007, The Pantry, Inc. (“The Pantry”) and Petro Express, Inc. (“Seller”) entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which The Pantry will acquire sixty-six (66) convenience stores operated by Seller in North Carolina and South Carolina, under the trade name Petro Express®, and the wholesale fuel business of Carolina Petroleum Distributors of Charlotte, Inc (“Carolina Petroleum”), an affiliate of the Seller (the “Acquisition”).

The Agreement provides that The Pantry will acquire all the rights, title and interests of the Seller to certain assets described in the Agreement, including sixty-six (66) convenience store properties located in North Carolina and South Carolina, the land, the buildings, leasehold interests, equipment and machinery, trademarks, trade names and the goodwill associated with the business conducted at the stores, certain assigned contracts and related intangible assets associated with the stores as of the closing date and certain assets of Carolina Petroleum (“Acquired Assets”).

The closing of the Acquisition is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Subject to the satisfaction of such conditions, The Pantry will commence operations at all 66 stores not later than April 26, 2007, at which time the operating assets and the real property related to certain stores will be transferred, subject to extension as provided in the Agreement. The real property and operating assets related to the remaining stores will be transferred to The Pantry not later than June 28, 2007, subject to extension pursuant to the Agreement.

The Pantry and the Seller made customary representations, warranties, and covenants in the Agreement. The Pantry and the Seller have also agreed to indemnify each other with respect to the Acquisition including, among other things, for breaches and inaccuracies in representations and warranties, breaches of covenants, liabilities not retained or assumed, and certain environmental conditions, as defined in the Agreement. The indemnification obligations of the Seller are limited, with certain exceptions, to losses that, in the aggregate, exceed $250,000, subject to a cap of $7.5 million.

The purchase price for the Acquired Assets to be transferred to The Pantry, including a five year non-compete agreement, is expected to be $275 million, plus inventory at cost. The Pantry will assume certain liabilities of the Seller, as described in the Agreement, principally up to $1 million in contingent liabilities to gasoline suppliers, due in the event The Pantry debrands certain of the acquired convenience stores in the next several years.

The Pantry intends to finance the acquisition with lease financing, cash on hand and advances from The Pantry’s existing credit facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

By	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary

Date: January 9, 2007